EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NACEL Energy Announces Executive Appointments – CEO Paul Turner, Ph.D and CFO Mark Schaftlein

DENVER, CO – Monday July 20th 2009 – The Board of Directors of NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) (“NACEL Energy”) today is pleased to announce two outstanding executive appointments; Paul Turner, Ph.D incoming Chief Executive Officer, and Mark Schaftlein, incoming Chief Financial Officer.

Paul Turner earned his B.Sc. in electrical engineering (power concentration) from the University of Illinois in 1987, his M.Sc. in electrical engineering (Electric Utility Management Program) from New Mexico State University in 1991 and his Ph.D in economics (environmental and regulatory concentration) in 1997, from the University of Wyoming.

Dr. Turner was first engaged as an advisor to NACEL Energy in August 2008.  During the period leading to his appointment as Chief Executive Officer, Dr. Turner played an integral role in both refining and implementing the Company’s wind power facility development strategies and initiatives.

Prior to his association with NACEL Energy, Dr. Turner was most recently Managing Director of People’s Energy Resources Corp (PERC), an affiliate of Peoples Energy of Chicago, IL. During his tenure at PERC, Dr. Turner was responsible for the development of electric power generation facilities and asset acquisitions.

Dr. Turner was previously a founding principal of Cornerstone Energy Advisors, a boutique mergers and acquisition firm which provided strategic and financial advice concerning $2 billion of acquisitions and divestitures of natural gas, oil and coal-fired electric generating facilities.

In 1999-2000, Dr. Turner served as an Assistant Professor of Economics at New Mexico State University and as a consultant to the New Mexico Attorney General concerning the deregulation of electrical markets.

Mark Schaftlein joined NACEL Energy, earlier in 2009, in an advisory capacity focused upon improving the Company’s management, financial and corporate structures. Mr. Schaftlein is the founder and Chief Executive Officer of Capital Consulting, Inc., a firm which for the past 8 years, has assisted public companies in the areas of capital sourcing and business strategy. In addition to NACEL Energy, Mr. Schaftlein has also previously served in officer and director capacities with other public companies including Far East Energy Corporation and SP Holdings (later Organic to Go).

EXHIBIT 99.1

From 1982 to 2000, Mr. Schaftlein held a number of management positions in the banking industry, initially with Citicorp through 1992, then Fleet Financial, National Lending Center and Westmark Group Holdings from 1995 to 2000.  During his tenure at Westmark, Mr. Schaftlein served as CEO and helped it achieve $100M in corporate financing. Mr. Schaftlein earned a degree in Business Administration from Western Kentucky University in 1980.

NACEL Energy’s Board of Directors, Brian M. Lavery and Murray S. Fleming, issued the following statement:

“The continued forward progress of NACEL Energy, from the time of our public offering and financing, through the ongoing development of our growing portfolio of wind power generation projects, to today’s executive appointments of Paul Turner, Ph.D and Mark Schaftlein, provides compelling evidence of the soundness of our unique business model and supports our beliefs and statements of its ultimate success. We anticipate a speedy transition as Dr. Turner and Mr. Schaftlein assume their executive responsibilities as newly appointed corporate officers.”

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly traded companies in America exclusively developing clean, renewable, utility scale, wind energy. The Company has commenced work at its Leila Lakes, Hedley Pointe, Swisher, Channing Flats and Blue Creek projects, all located in the Texas Panhandle, and currently anticipates generating 100 MW, or more, of new wind power upon their completion. In addition, the Company continues its work assessing the feasibility of wind power project opportunities in Arizona, Kansas, Illinois and the Dominican Republic.

For more information visit our website www.nacelenergy.com

NACEL Energy
The WIND POWER COMPANY TM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-K for the fiscal year ended March 31, 2009, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

Contact:

NACEL Energy Shareholder Services
1-888-242-5848